Exhibit 99.1

SARASOTA BANCORPORATION, INC.

Revocable Proxy

This Proxy is solicited on behalf of the Board of Directors of Sarasota BanCorporation, Inc. (“Sarasota”) who will serve as the Proxy Committee for the Special Meeting of Shareholders (“Special Meeting”). The undersigned shareholder of Sarasota hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all of the shares of Sarasota held of record by the undersigned at the close of business on             , 2003, at the Special Meeting to be held at 10:00 a.m., Eastern Time on             , 2003, at the Michael’s on East restaurant, 1212 East Avenue South, Sarasota, Florida 34232, and at any adjournment thereof.

The proxy will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and are authorized to vote in its discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will be voted in favor of the following proposal.

1.	FOR ☐ OR AGAINST ☐ OR ABSTAIN FROM VOTING ON ☐ the authorization, adoption and approval of the Agreement and Plan of Merger dated as of June 25, 2003 between Sarasota and The Colonial BancGroup, Inc.

2.	To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2003

Signature

Signature (if held jointly)